ROBERT S. LUCE                                       399 QUENTIN ROAD, SUITE A
ATTORNEY AT LAW                                      PALATINE, ILLINOIS 60067
                                                     TEL NO: (847) 776--9729
                                                     FAX NO: (847) 963-2042
                                                     EMAIL: RLUCELAW@AOL.COM
                                                     CELL PHONE: (847)910-5396
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                                October 24, 2001


Pacel Corp.
8870 Rixlew Lane, Suite 201
Manassas, VA 20109

Ladies and Gentlemen:

         You have requested my opinion as counsel for Pacel Corp., a Virginia corporation (the "Company") but only with respect to a certain registration statement on Form S-8 in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the Company of up to 8,900,000 shares of Company common stock issuable to a consultant of the Company.

         I have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about October 24, 2001 (the "Registration Statement"). I further have examined the Certificate of Mr. David E. Calkins, the President, Chief Executive Officer and Chairman of the Board of Directors of the Company, the articles of incorporation, by-laws and minutes of the Board of Directors of the Company as a basis for the opinion hereafter expressed.

         Based on the foregoing examination, I am of the opinion that, upon issuance and sale in the manner described in the Registration Statement, the shares of common stock covered by the Registration Statement will be legally issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Sincerely,

                                                     /S/ ROBERT S. LUCE
                                                     ------------------
                                                     Robert S. Luce



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